SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL CONTRACT

On May 13, 2011, CytRx Corporation (“we,” “us,” “our” or the “Company”) and Orphazyme ApS (“Orphazyme”) entered into an asset purchase agreement pursuant to which we sold to Orphazyme certain pre-clinical and clinical data, intellectual property rights and other assets relating to our compounds associated with molecular chaperone regulation technology, which are designed to repair or degrade mis-folded proteins associated with disease.  In doing so, we accomplished our previously disclosed business strategy with respect to these compounds.

Under the asset purchase agreement, we received a cash payment and are entitled to receive various future payments that will be contingent upon the achievement of specified regulatory and business milestones, as well as royalty payments based on a specified percentage of any eventual net sales of products derived from the assets.  We also will be entitled to a percentage-based fee from any licensing agreement entered into by Orphazyme with respect to the sold assets within 18 months after entering into the asset purchase agreement.

The asset purchase agreement contains customary representations, warranties, and covenants made by the parties, including, among others, representations regarding our title and transfer rights to with respect to the assets.  The representations, warranties, and covenants contained in the asset purchase agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the asset purchase agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the asset purchase agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the asset purchase agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Orphazyme or any of their respective affiliates.

The preceding summary of the asset purchase agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to the full text of the asset purchase agreement that will be filed with our quarterly report on Form 10-Q for the quarter ended June 30, 2011.

A copy of our press release issued on May 17, 2011 regarding the transactions described in this Item 1.01 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	CytRx Corporation press release, dated May 17, 2011.